UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 201 DELRAY BEACH, FLORIDA	33445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 22, 2014, PositiveID Corporation (the “Company”) closed a Securities Purchase Agreement (“SPA I”) with Union Capital, LLC (“Union”) providing for the purchase of two Convertible Redeemable Notes (“Note I” or “Notes I”) in the aggregate principal amount of $100,000, with the first note being in the amount of $50,000 and the second note being in the amount of $50,000. The first Note I was funded on September 22, 2014, with the Company receiving $45,000 of net proceeds (net of legal and due diligence fees), and the second Note I was initially paid for by the issuance of an offsetting $50,000 secured note issued by Union to the Company. The funding of the second Note I is subject to certain conditions as described in the second Note I. The Notes I bear interest at the rate of 8% per annum; are due and payable on September 15, 2015; and may be converted by Union at any time after 180 days of the date of closing into shares of Company common stock at a conversion price equal to a 40% discount of the lowest closing bid price (as determined in Notes I) calculated at the time of conversion. The Notes I also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes I in the event of such defaults.

On September 22, 2014, the Company closed a Securities Purchase Agreement (the “SPA II”) with Auctus Private Equity Fund, LLC (“Auctus”) providing for the purchase of a Convertible Promissory Note in the principal amount of $54,750 (“Note II”). The Company received net proceeds of $50,000 (net of legal and due diligence fees). Note II bears interest at the rate of 8% per annum; is due and payable on June 19, 2015; and may be converted by Auctus at any time after 180 days of the date of closing into shares of Company common stock at a conversion price equal to a 40% discount of the average of the two lowest closing bid prices (as determined in Note II) calculated at the time of conversion. Note II also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note II in the event of such defaults.

The foregoing description of SPA I, Notes I, SPA II and Note II are not intended to be complete and is qualified in its entirety by the complete text of the documents attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The descriptions of the equity securities described in Item 1.01 issued by the Company are incorporated herein. The issuance of the notes set forth herein were made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the notes was an accredited investor.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated September 15, 2014, with Union Capital, LLC

10.2	First 8% Convertible Redeemable Note, dated September 15, 2014, with Union Capital, LLC

10.3	First 8% Convertible Redeemable Note, dated September 15, 2014, with Union Capital, LLC

10.4	Securities Purchase Agreement, dated September 19, 2014, with Auctus Private Equity Fund, LLC

10.5	Convertible Promissory Note, dated September 19, 2014, with Auctus Private Equity Fund, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: September 26, 2014
/s/ William J. Caragol
William J. Caragol
Chief Executive Officer

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